13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2024 RESULTS
Four Points San Francisco Airport Hotel Sold for $17.7 Million Subsequent to Quarter-End

Austin, Texas, November 4, 2024 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and nine months ended September 30, 2024.

“We are pleased with our third quarter financial results highlighted by our third consecutive quarter of Adjusted FFO growth as our accretive capital recycling program strategy offset moderate top-line growth in the quarter, that was negatively affected by disruption from Hurricane Helene in September in several of our key markets. Year-to-date, Adjusted FFO per share has increased by nearly eight percent driven by a 4.5 percent increase in Adjusted EBITDA despite being a net seller of assets. Pro forma hotel EBITDA margins expanded by over 30 basis points during that period reflecting the efficiency of our hotels’ operating models and the strength of our operating platform,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer.

“We also continued our capital recycling program subsequent to quarter-end, as we completed the sale of the Four Points San Francisco Airport for $17.7 million. Over the last 18 months, we have sold 10 hotels generating nearly $150 million of proceeds at less than a 5% capitalization rate including foregone capital expenditures. Our disposition activity has facilitated nearly a full turn reduction in leverage ratio, enhanced the quality and growth profile of the portfolio, significantly reduced near-term capital requirements, and created capacity for future external growth,” continued Mr. Stanner.

Third Quarter 2024 Summary

•Net Loss: Net loss attributable to common stockholders was $4.3 million, or $0.04 per diluted share, compared to a net loss of $5.4 million, or $0.05 per diluted share, for the third quarter of 2023.

•Pro forma RevPAR: Pro forma RevPAR increased 0.1 percent to $120.02 compared to the third quarter of 2023. Pro forma ADR increased 1.3 percent to $162.95 compared to the same period in 2023, and pro forma occupancy decreased 1.2 percent to 73.7 percent.

•Same Store RevPAR: Same Store RevPAR increased 0.2 percent to $120.28 compared to the third quarter of 2023. Same store ADR increased 1.2 percent to $163.06 and same store occupancy decreased 1.0 percent to 73.8 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA decreased 2.9 percent to $59.7 million from $61.5 million in the same period in 2023. Pro forma hotel EBITDA margin contracted approximately 99 basis points to 33.8 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA decreased 2.9 percent to $59.2 million from $61.0 million in the same period in 2023. Same store hotel EBITDA margin contracted approximately 101 basis points to 33.8 percent.

•Adjusted EBITDAre(1): Adjusted EBITDAre decreased 2.1 percent to $45.3 million from $46.3 million in the third quarter of 2023.

•Adjusted FFO(1): Adjusted FFO increased 4.0 percent to $27.6 million, or $0.22 per diluted share, compared to $26.5 million, or $0.22 per diluted share, in the third quarter of 2023.

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Year-to-Date 2024 Summary

•Net Income: Net income attributable to common stockholders was $24.5 million, or $0.21 per diluted share, compared to a net loss of $11.4 million, or $0.11 per diluted share, in the same period of 2023.

•Pro forma RevPAR: Pro forma RevPAR increased 1.6 percent to $125.41 compared to the same period of 2023. Pro forma ADR increased 0.3 percent to $168.67, and pro forma occupancy increased 1.2 percent to 74.4 percent.

•Same Store RevPAR: Same Store RevPAR increased 1.6 percent to $125.22 compared to the same period of 2023. Same store ADR increased 0.3 percent to $168.35, and same store occupancy increased 1.3 percent to 74.4 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA increased 3.1 percent to $198.5 million from $192.5 million, and pro formal hotel EBITDA margin expanded 32 basis points to 36.1 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA increased 3.1 percent to $195.5 million from $189.5 million, and same store hotel EBITDA margin expanded 32 basis points to 36.0 percent.

•Adjusted EBITDAre(1): Adjusted EBITDAre increased 4.5 percent to $150.1 million from $143.6 million in the same period of 2023.

•Adjusted FFO(1): Adjusted FFO increased 9.3 percent to $94.0 million, or $0.76 per diluted share, compared to $86.0 million, or $0.70 per diluted share, in the same period of 2023.

The Company’s results for the three and nine months ended September 30, 2024 and 2023 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Net (loss) income attributable to common stockholders	$(4,272)	$(5,438)	$24,461	$(11,419)
Net (loss) income per diluted share	$(0.04)	$(0.05)	$0.21	$(0.11)
Total revenues	$176,807	$181,816	$558,852	$558,692
EBITDAre (1)	$53,745	$55,359	$184,699	$172,301
Adjusted EBITDAre (1)	$45,340	$46,315	$150,061	$143,638
FFO (1)	$23,135	$22,669	$83,557	$72,592
Adjusted FFO (1)	$27,610	$26,546	$93,976	$85,957
FFO per diluted share and unit (1) (2)	$0.19	$0.19	$0.67	$0.59
Adjusted FFO per diluted share and unit (1) (2)	$0.22	$0.22	$0.76	$0.70

Pro Forma (2)
RevPAR	$120.02	$119.90	$125.41	$123.47
RevPAR Growth	0.1%		1.6%
Hotel EBITDA	$59,745	$61,516	$198,497	$192,531
Hotel EBITDA Margin	33.8%	34.8%	36.1%	35.8%
Hotel EBITDA Margin (Contraction) Growth	(99) bps		32 bps

Same Store (3)
RevPAR	$120.28	$120.08	$125.22	$123.22
RevPAR Growth	0.2%		1.6%
Hotel EBITDA	$59,245	$61,011	$195,451	$189,520
Hotel EBITDA Margin	33.8%	34.8%	36.0%	35.6%
Hotel EBITDA Margin (Contraction) Growth	(101) bps		32 bps

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(1) See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2) Unless stated otherwise in this release, all pro forma information includes operating and financial results for 96 hotels owned as of September 30, 2024, as if each hotel had been owned by the Company since January 1, 2023 and remained open for the entirety of the reporting period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2023, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3) All same store information includes operating and financial results for 94 hotels owned as of September 30, 2024, and at all times during the three and nine months ended September 30, 2024, and 2023.

Transaction Activity

Four Points San Francisco Airport Sold for $17.7 Million

Subsequent to the end of the third quarter, the Company completed the sale of the 101-guestroom Four Points by Sheraton San Francisco Airport for a gross sales price of $17.7 million. The hotel’s net operating income at the time of sale was de minimis and net proceeds were used for debt repayment and general corporate purposes.

Over the last eighteen months, the Company and its affiliates have sold ten hotels for a combined sales price of nearly $150 million at a blended capitalization rate of less than 5%, inclusive of an estimated $47 million of foregone capital needs, based on the trailing twelve-month net operating income at the time of each sale. The combined RevPAR for the sold hotels was $85 which is an approximate 30% discount to the current pro forma portfolio. The Company’s disposition activity has facilitated nearly a full turn reduction in its Net Debt : Adjusted EBITDAre leverage ratio, enhanced the quality and growth profile of the portfolio, and significantly reduced near-term capital requirements.

Sold Hotels (2023 & YTD 2024)	Count	Keys	Date	Price (1)	Capex (1)(2)	RevPAR (3)
Hyatt Place Chicago/Lombard	1	151	May 2023	$10,500	$5,700	$76
Hyatt Place Chicago/Hoffman Estates	1	126	May 2023	3,000	7,200	68
Hilton Garden Inn Minneapolis/Eden Prairie	1	97	May 2023	8,200	4,300	81
Holiday Inn Express & Suites Minnetonka	1	93	May 2023	6,400	3,300	74
Hyatt Place Baltimore/Owings Mills	1	123	Dec 2023	8,250	5,200	69
Hyatt Place Dallas/Plano	1	127	Feb 2024	10,250	5,200	69
New Orleans (2) Convention Center	2	410	Apr 2024	73,000	10,250	111
Hilton Garden Inn College Station	1	119	Apr 2024	11,000	2,975	86
Four Points San Francisco Airport	1	101	Oct 2024	17,700	3,000	65
Total	10	1,347		$148,300	$47,125	$85
(1) In thousands.
(2) Reflects estimated near-term foregone capital expenditures for dispositions.
(3) Reflects RevPAR for the twelve-month period immediately prior to sale.

Capital Markets and Balance Sheet

On a pro rata basis as of September 30, 2024, the Company had the following outstanding indebtedness and liquidity available:

•Outstanding debt of $1.0 billion with a weighted average interest rate of 4.68 percent. After giving effect to interest rate derivative agreements, $798.9 million, or 77 percent, of our outstanding debt had a fixed interest rate, and $243.9 million, or 23 percent, had a variable interest rate.

•Unrestricted cash and cash equivalents of $41.4 million.

•Total liquidity of over $400 million, including unrestricted cash and cash equivalents and revolving credit facility availability, which reflects a liquidity enhancement option available for the Company to exercise in its sole discretion.

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Common and Preferred Dividend Declaration

On October 24, 2024, the Company declared a quarterly cash dividend of $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 5.2 percent, based on the closing price of shares of the common stock on November 1, 2024.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock.
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on November 29, 2024, to holders of record as of November 15, 2024.

2024 Outlook

The Company is revising its full-year 2024 outlook to reflect the moderating RevPAR growth environment and disruption related to Hurricanes Helene and Milton in the third and fourth quarter. The revised Adjusted EBITDAre range incorporates a high-end that has been modestly tightened and Adjusted FFO and Adjusted FFO per share ranges that have been tightened and midpoints maintained.

The full-year 2024 outlook is based on 95 lodging assets currently owned, 53 of which were wholly owned as of November 4, 2024. The updated outlook incorporates all transaction activity closed to date and there are no additional acquisitions, dispositions, or capital markets activities assumed in the Company’s full-year 2024 outlook beyond the transactions already completed. The revised 2024 outlook incorporates the sale of the 101-guestroom Four Points San Francisco Airport.

	FYE 2024 Outlook
	Low	High	Variance to Prior Midpoint	% Change to Prior Midpoint
Pro Forma RevPAR Growth (1)	1.00%	2.00%	(0.25)%	—%
Adjusted EBITDAre	$188,000	$194,000	$(1,000)	(0.5)%
Adjusted FFO	$113,000	$121,000	$—	—%
Adjusted FFO per Diluted Unit	$0.92	$0.98	$—	—%
Capital Expenditures, Pro Rata	$75,000	$85,000	$5,000	6.7%

(1) All pro forma information includes operating and financial results for 95 lodging assets owned as of November 4, 2024, as if each property had been owned by the Company since January 1, 2023 and will continue to be owned through the entire year ending December 31, 2024. As a result, the pro forma information includes operating and financial results for lodging assets acquired since January 1, 2023, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Third Quarter 2024 Earnings Conference Call

The Company will conduct its quarterly conference call on November 5, 2024, at 9:00 AM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until January 31, 2025.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of November 4, 2024, the Company's portfolio consisted of 95 assets, 53 of which are wholly owned, with a total of 14,154 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on X at @SummitHotel_INN.

Contact:
Adam Wudel
EVP - Corporate Development
Summit Hotel Properties, Inc.
(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Condensed Consolidated Balance Sheets (In thousands)
	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Investments in lodging property, net	$2,669,478	$2,736,975
Investment in lodging property under development	5,397	1,451
Assets held for sale, net	18,621	65,736
Cash and cash equivalents	51,698	37,837
Restricted cash	7,339	9,931
Right-of-use assets, net	33,454	34,814
Trade receivables, net	20,724	21,348
Prepaid expenses and other	16,647	8,865
Deferred charges, net	6,237	6,659
Other assets	7,688	15,632
Total assets	$2,837,283	$2,939,248

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,336,095	$1,430,668
Lease liabilities, net	24,879	25,842
Accounts payable	6,130	4,827
Accrued expenses and other	96,679	81,215
Total liabilities	1,463,783	1,542,552

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	911,436	911,195
Non-controlling interests	411,845	435,282
Total equity	1,323,281	1,346,477
Total liabilities, redeemable non-controlling interests and equity	$2,837,283	$2,939,248

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Summit Hotel Properties, Inc. Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Room	$157,408	$161,712	$497,864	$498,982
Food and beverage	9,272	9,949	30,174	30,848
Other	10,127	10,155	30,814	28,862
Total revenues	176,807	181,816	558,852	558,692

Expenses:
Room	37,286	37,510	111,303	112,207
Food and beverage	7,289	7,684	23,130	23,679
Other lodging property operating expenses	56,330	55,826	170,061	169,780
Property taxes, insurance and other	13,250	14,369	40,822	43,308
Management fees	2,728	4,177	12,059	13,974
Depreciation and amortization	36,708	37,882	109,965	112,300
Corporate general and administrative	7,473	8,126	24,488	25,225
Transaction costs	10	—	10	24
Recovery of credit losses	—	(250)	—	(500)
Total expenses	161,074	165,324	491,838	499,997
Gain (loss) on disposal of assets, net	22	(16)	28,439	(336)
Operating income	15,755	16,476	95,453	58,359

Other income (expense):
Interest expense	(20,428)	(22,020)	(62,840)	(65,177)
Interest income	450	474	1,473	1,190
Gain on extinguishment of debt	—	—	3,000	—
Other income, net	999	661	3,813	458
Total other expense, net	(18,979)	(20,885)	(54,554)	(63,529)
(Loss) income from continuing operations before income taxes	(3,224)	(4,409)	40,899	(5,170)
Income tax expense	(332)	(1,360)	(2,924)	(1,679)
Net (loss) income	(3,556)	(5,769)	37,975	(6,849)
Less - Loss attributable to non-controlling interests	3,908	4,955	362	9,306
Net income (loss) attributable to Summit Hotel Properties, Inc. before preferred dividends	352	(814)	38,337	2,457
Less - Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(1,970)	(1,970)
Less - Preferred dividends	(3,968)	(3,968)	(11,906)	(11,906)
Net (loss) income attributable to common stockholders	$(4,272)	$(5,438)	$24,461	$(11,419)

(Loss) income per common share:
Basic	$(0.04)	$(0.05)	$0.23	$(0.11)
Diluted	$(0.04)	$(0.05)	$0.21	$(0.11)
Weighted-average common shares outstanding:
Basic	106,033	105,650	105,891	105,510
Diluted	106,033	105,650	150,003	105,510

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Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures - Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(3,556)	$(5,769)	$37,975	$(6,849)
Preferred dividends	(3,968)	(3,968)	(11,906)	(11,906)
Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(1,970)	(1,970)
Loss related to non-controlling interest in consolidated joint ventures	3,274	4,442	4,011	8,093
Net (loss) income applicable to Common Stock and Common Units	(4,906)	(5,951)	28,110	(12,632)
Real estate-related depreciation	35,721	36,697	106,590	108,751
(Gain) loss on disposal of assets and other dispositions, net	(22)	16	(28,439)	384
Adjustments related to non-controlling interests in consolidated joint ventures	(7,658)	(8,093)	(22,704)	(23,911)
FFO applicable to Common Stock and Common Units	23,135	22,669	83,557	72,592
Recoveries of credit losses	—	(250)	—	(500)
Amortization of debt issuance costs	1,640	1,594	4,880	4,379
Amortization of franchise fees	169	153	494	439
Amortization of intangible assets, net	698	911	2,520	2,733
Equity-based compensation	1,854	1,867	6,337	5,913
Transaction costs and other	10	—	10	24
Debt transaction costs	66	90	647	418
Gain on extinguishment of debt	—	—	(3,000)	—
Non-cash interest income, net (1)	(134)	(134)	(400)	(397)
Non-cash lease expense, net	110	106	332	368
Casualty loss (gain)	244	380	(637)	1,851
Other non-cash items, net	604	—	963	768
Adjustments related to non-controlling interests in consolidated joint ventures	(786)	(840)	(1,727)	(2,631)
AFFO applicable to Common Stock and Common Units	$27,610	$26,546	$93,976	$85,957
FFO per share of Common Stock and Common Units	$0.19	$0.19	$0.67	$0.59
AFFO per share of Common Stock and Common Units	$0.22	$0.22	$0.76	$0.70
Weighted-average diluted shares of Common Stock and Common Units:
FFO and AFFO (2)	124,580	122,513	124,389	122,312

(1) Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

(2) The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Weighted average common shares outstanding - diluted	106,033	105,650	150,003	105,510
Adjusted for:
Non-GAAP adjustment for restricted stock awards	2,604	893	—	828
Non-GAAP adjustment for dilutive effects of Common Units	15,943	15,970	—	15,974
Non-GAAP adjustment for dilutive effect of shares of Common Stock issuable upon conversion of convertible debt (1)	—	—	(25,614)	—
Non-GAAP weighted diluted share of Common Stock and Common Units	124,580	122,513	124,389	122,312

(1) The weighted-average shares of Common Stock and Common Units used to calculate FFO and AFFO per share of Common Stock and Common Units for the three and nine months ended September 30, 2024 and 2023 exclude the potential dilution related to our Convertible Notes as we intend to settle the principal value of the Convertible Notes in cash.

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Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures - EBITDAre
(Unaudited)
(In thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(3,556)	$(5,769)	$37,975	$(6,849)
Depreciation and amortization	36,708	37,882	109,965	112,300
Interest expense	20,428	22,020	62,840	65,177
Interest income on cash deposits	(145)	(150)	(566)	(390)
Income tax expense	332	1,360	2,924	1,679
EBITDA	53,767	55,343	213,138	171,917
(Gain) loss on disposal of assets and other dispositions, net	(22)	16	(28,439)	384
EBITDAre	53,745	55,359	184,699	172,301
Recoveries of credit losses	—	(250)	—	(500)
Amortization of key money liabilities	(120)	(121)	(362)	(378)
Equity-based compensation	1,854	1,867	6,337	5,913
Transaction costs and other	10	—	10	24
Debt transaction costs	66	90	647	418
Gain on extinguishment of debt	—	—	(3,000)	—
Non-cash interest income, net (1)	(134)	(134)	(400)	(397)
Non-cash lease expense, net	110	106	332	368
Casualty loss (gain)	244	380	(637)	1,851
Loss related to non-controlling interest in consolidated joint ventures	3,274	4,442	4,011	8,093
Other non-cash items, net	604	—	966	705
Adjustments related to non-controlling interests in consolidated joint ventures	(14,313)	(15,424)	(42,542)	(44,760)
Adjusted EBITDAre	$45,340	$46,315	$150,061	$143,638

(1) Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated fair value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Pro Forma Operating Data	2024	2023	2024	2023
Pro forma room revenue	$157,408	$157,247	$489,889	$480,492
Pro forma other hotel operations revenue	19,399	19,617	60,325	57,983
Pro forma total revenues	176,807	176,864	550,214	538,475
Pro forma total hotel operating expenses	117,062	115,348	351,717	345,944
Pro forma hotel EBITDA	$59,745	$61,516	$198,497	$192,531
Pro forma hotel EBITDA Margin	33.8%	34.8%	36.1%	35.8%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$176,807	$181,816	$558,852	$558,692
Total revenues - acquisitions (1)	—	—	—	4,715
Total revenues - dispositions (2)	—	(4,952)	(8,638)	(24,932)
Pro forma total revenues	176,807	176,864	550,214	538,475

Hotel Operating Expenses:
Hotel operating expenses	$116,883	$119,566	$357,375	$362,948
Hotel operating expenses - acquisitions (1)	—	—	—	2,279
Hotel operating expenses - dispositions (2)	179	(4,218)	(5,658)	(19,283)
Pro forma hotel operating expense	117,062	115,348	351,717	345,944

Hotel EBITDA:
Operating income	15,755	16,476	95,453	58,359
(Gain) loss on disposal of assets and other dispositions, net	(22)	16	(28,439)	336
Recoveries of credit losses	—	(250)	—	(500)
Transaction costs	10	—	10	24
Corporate general and administrative	7,473	8,126	24,488	25,225
Depreciation and amortization	36,708	37,882	109,965	112,300
Hotel EBITDA	59,924	62,250	201,477	195,744
Hotel EBITDA - acquisitions (1)	(499)	(505)	(3,046)	(574)
Hotel EBITDA - dispositions (2)	(180)	(734)	(2,980)	(5,650)
Same Store hotel EBITDA	59,245	61,011	195,451	189,520
Hotel EBITDA - acquisitions (3)	500	505	3,046	3,011
Pro forma hotel EBITDA	$59,745	$61,516	$198,497	$192,531

(1) For any hotels acquired by the Company after October 1, 2023 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to September 30, 2024 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between October 1, 2023, and September 30, 2024 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2023, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 96 hotels owned as of September 30, 2024, as if all such hotels had been owned by the Company since January 1, 2023. For hotels acquired by the Company after January 1, 2023 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2023, to September 30, 2024. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
					Trailing Twelve
	2023		2024		Months Ended
Pro Forma Operating Data (1)	Q4	Q1	Q2	Q3	September 30, 2024
Pro forma room revenue	$150,382	$160,705	$171,776	$157,408	$640,271
Pro forma other hotel operations revenue	19,861	20,187	20,739	19,399	80,186
Pro forma total revenues	170,243	180,892	192,515	176,807	720,457
Pro forma total hotel operating expenses	110,014	115,235	119,420	117,062	461,731
Pro forma hotel EBITDA	$60,229	$65,657	$73,095	$59,745	$258,726
Pro forma hotel EBITDA Margin	35.4%	36.3%	38.0%	33.8%	35.9%

Pro Forma Statistics (1)
Rooms sold	926,797	930,768	1,007,709	966,019	3,831,293
Rooms available	1,311,552	1,297,296	1,297,296	1,311,563	5,217,707
Occupancy	70.7%	71.7%	77.7%	73.7%	73.4%
ADR	$162.26	$172.66	$170.46	$162.95	$167.12
RevPAR	$114.66	$123.88	$132.41	$120.02	$122.71

Actual Statistics
Rooms sold	970,959	969,479	1,014,864	966,019	3,921,321
Rooms available	1,381,867	1,351,150	1,306,712	1,311,563	5,351,292
Occupancy	70.3%	71.8%	77.7%	73.7%	73.3%
ADR	$161.78	$172.70	$170.49	$162.95	$167.02
RevPAR	$113.67	$123.92	$132.41	$120.02	$122.39

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$177,436	$188,142	$193,903	$176,807	$736,288
Total revenues - acquisitions (1)	—	—	—	—	—
Total revenues - dispositions (2)	(7,193)	(7,250)	(1,388)	—	(15,831)
Pro forma total revenues	170,243	180,892	192,515	176,807	720,457

Hotel Operating Expenses:
Hotel operating expenses	115,158	119,618	120,874	116,883	472,533
Hotel operating expenses - acquisitions (1)	—	—	—	—	—
Hotel operating expenses - dispositions (2)	(5,144)	(4,383)	(1,454)	179	(10,802)
Pro forma hotel operating expenses	110,014	115,235	119,420	117,062	461,731

Hotel EBITDA:
Operating income	428	23,489	56,209	15,755	95,881
Loss (gain) on disposal of assets, net	1	(75)	(28,342)	(22)	(28,438)
Loss on impairment and write-off of assets	16,661	—	—	—	16,661
Recoveries of credit losses	(730)	—	—	—	(730)
Hotel acquisition and transition costs	(11)	—	—	10	(1)
Corporate general and administrative	7,305	8,311	8,704	7,473	31,793
Depreciation and amortization	38,624	36,799	36,458	36,708	148,589
Hotel EBITDA	62,278	68,524	73,029	59,924	263,755
Hotel EBITDA - acquisitions (1)	(876)	(1,838)	(709)	(499)	(3,922)
Hotel EBITDA - dispositions (2)	(2,049)	(2,867)	67	(180)	(5,029)
Same store hotel EBITDA	59,353	63,819	72,387	59,245	254,804
Hotel EBITDA - acquisitions (3)	876	1,838	708	500	3,922
Pro forma hotel EBITDA	$60,229	$65,657	$73,095	$59,745	$258,726

(1) For any hotels acquired by the Company after January 1, 2024 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to September 30, 2024 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between January 1, 2024, and September 30, 2024 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on October 1, 2023 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 96 hotels owned as of September 30, 2024, as if all such hotels had been owned by the Company since January 1, 2024. For hotels acquired by the Company after October 1, 2023 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from October 1, 2023, to September 30, 2024. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Pro Forma (1)
Rooms sold	966,019	977,432	2,904,496	2,858,359
Rooms available	1,311,563	1,311,521	3,906,155	3,891,676
Occupancy	73.7%	74.5%	74.4%	73.4%
ADR	$162.95	$160.88	$168.67	$168.10
RevPAR	$120.02	$119.90	$125.41	$123.47

Occupancy change	(1.2)%		1.2%
ADR change	1.3%		0.3%
RevPAR change	0.1%		1.6%

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Same-Store (2)
Rooms sold	956,116	966,097	2,871,356	2,824,349
Rooms available	1,296,199	1,296,157	3,860,397	3,846,085
Occupancy	73.8%	74.5%	74.4%	73.4%
ADR	$163.06	$161.11	$168.35	$167.80
RevPAR	$120.28	$120.08	$125.22	$123.22

Occupancy change	(1.0)%		1.3%
ADR change	1.2%		0.3%
RevPAR change	0.2%		1.6%

(1) Unaudited pro forma information includes operating results for 96 hotels owned as of September 30, 2024, as if each hotel had been owned by the Company since January 1, 2023. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2) Same-store information includes operating results for 94 hotels owned by the Company as of January 1, 2023, and at all times during the three and nine months ended September 30, 2024, and 2023.

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - EBITDA for Financial Outlook
(In thousands)
(Unaudited)

	Low	High
Net income	$31,000	$38,600
Depreciation and amortization	146,800	146,800
Interest expense	82,000	81,900
Interest income	(600)	(600)
Income tax expense	2,500	2,500
EBITDA	261,700	269,200
Gain on disposal of assets and other dispositions, net	(30,100)	(30,100)
EBITDAre	231,600	239,100
Equity-based compensation	8,300	8,300
Debt transaction costs	(2,200)	(2,200)
Other non-cash items, net	(100)	(100)
Loss related to non-controlling interests in consolidated joint ventures	4,100	4,500
Adjustments related to non-controlling interests in consolidated joint ventures	(53,700)	(55,600)
Adjusted EBITDAre	$188,000	$194,000

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - Funds From Operations for Financial Outlook
(In thousands except per share and unit)
(Unaudited)

	FYE 2024 Outlook
	Low	High
Net income	$31,000	$38,600
Preferred dividends	(15,900)	(15,900)
Distributions to and accretion of redeemable non-controlling interests	(2,600)	(2,600)
Loss related to non-controlling interests in consolidated joint ventures	4,100	4,500
Net income applicable to Common Stock and Common Units	16,600	24,600
Real estate-related depreciation	143,300	143,300
Gain on disposal of assets and other dispositions, net	(30,100)	(30,100)
Adjustments related to non-controlling interests in consolidated joint ventures	(30,900)	(30,900)
FFO applicable to Common Stock and Common Units	98,900	106,900
Amortization of debt issuance costs	6,600	6,600
Amortization of franchise fees	600	600
Equity-based compensation	8,300	8,300
Debt transaction costs	(2,200)	(2,200)
Other non-cash items, net	2,800	2,800
Adjustments related to non-controlling interests in consolidated joint ventures	(2,000)	(2,000)
AFFO applicable to Common Stock and Common Units	$113,000	$121,000
Weighted average diluted shares of Common Stock and Common Units for FFO and AFFO	123,400	123,400
FFO per Common Stock and Common Units	$0.80	$0.87
AFFO per Common Stock and Common Units	$0.92	$0.98

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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